SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934

                                December 1, 2003
                ------------------------------------------------
                Date of Report (date of earliest event reported)

                           RECOM MANAGED SYSTEMS, INC.
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              Exact name of Registrant as Specified in its Charter

         DELAWARE                 33-11795                84-0441351
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State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number

                       4705 Laurel Canyon Blvd., Suite 203
                              Studio City, CA 91607
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           Address of Principal Executive Offices, Including Zip Code

                                 (818) 432-4560
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               Registrant's Telephone Number, Including Area Code

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                   Former Address if Changed Since Last Report

Item 4. Change in Registrant's Certified Accountant.

      On December 1, 2003, Recom Managed Systems, Inc. (the "Company") dismissed its auditor, Burnett + Company, LLC ("Burnett"), and on December 2, 2003 the Company engaged Stonefield Josephson, Inc. as its independent auditor for the fiscal year ending December 31, 2003. The decision to dismiss Burnett was approved by the Company's Board of Directors.


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      Burnett's reports on the Company's financial statements as of and for the years ended December 31, 2002 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. During the periods ended December 31, 2001 and December 31, 2002, and the interim period from January 1, 2003 through the date of Burnett's dismissal, the Company did not have any disagreements with Burnett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Burnett's satisfaction, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

      Prior to engaging Stonefield Josephson, Inc., the Company did not consult with Stonefield Josephson, Inc. regarding the application of accounting principles to a specified completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      The following exhibits are filed as part of this Current Report on Form
8-K.

EXHIBIT NO.                DESCRIPTION
-----------                -----------

16. Letter from Burnett + Company, LLC to the Securities and Exchange Commission dated December 2, 2003.

99.         Press Release dated December 3, 2003.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        RECOM MANAGED SYSTEMS, INC.


Dated:December 3, 2003                  By: /s/ Marvin Fink
                                           -------------------------------------
                                           Marvin Fink, President/CEO


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